UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2006

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2006 our Board of Directors elected James L. Foght, Ph.D. as a director to fill a newly-created vacancy on the Board of Directors. Dr. Foght is Managing Partner of Foght Enterprises, L.L.C., which is focused on international business advisory services. He is also Managing Director and a member of the investment committee of Vector Later-Stage Equity Funds, specializing in investments in the life sciences. Dr. Foght has not yet been elected to serve on any Board committees. As a Class III director, Dr. Foght's term as a director will expire in 2007, at which time he will be eligible to stand for election by stockholders to a full three-year term.

Dr. Foght participated in our 2006 Private Placement offering. In exchange for $25,000 cash, he received a $25,000 promissory note, convertible into common stock at $0.02 per share, and short-term warrants to purchase 3,750,000 shares of our common stock at $0.02 per share. On June 5, 2006 he exercised 1,875,000 warrants by paying a total cash exercise price of $37,500.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

September 14, 2006	By:	/s/ Michael K. Green

Name: Michael K. Green
Title: Chief Operating Officer and Chief Financial Officer